Exhibit 99.1

Investor Contact:	Elizabeth Saunders	Media Contact:	Joy Sutton
	Clermont Partners		(615) 587-7728
	(312) 690-6008		Mediarequest@contactAAC.com
IR@contactAAC.com

AAC Holdings, Inc. Reports Fourth Quarter and Full Year 2018 Results and Provides Guidance for 2019

BRENTWOOD, Tenn., April 16, 2019 - AAC Holdings, Inc. (NYSE: AAC) (“the Company”) announced financial results for the fourth quarter and year ended December 31, 2018, as well as 2019 guidance.

Fourth Quarter 2018 Operational and Financial Highlights:

(All comparisons are to the comparable prior-year period, unless otherwise noted)

•	Total inpatient daily census improved by 26% at March 31, 2019 compared to December 31, 2018
•	Total revenue decreased 26.6% to $57.4 million on a comparable accounting basis (total revenue decreased 33.3% on an as reported basis)
•	Net loss attributable to AAC Holdings, Inc. common stockholders was $36.7 million, or $(1.52) per diluted common share
•	Adjusted EBITDA was $(12.4) million (see non-GAAP reconciliation herein)
•	Adjusted loss per diluted common share was $(0.85) (see non-GAAP reconciliation herein)
•	New admissions increased 39% to 4,184 a (increase related to the acquisition of AdCare on March 1, 2018)
•	Total average daily census (ADC) was 1,002 compared to 995 (increase related to the acquisition of AdCare on March 1, 2018)
•	Outpatient visits increased 104% to 44,165 (increase primarily related to the acquisition of AdCare on March 1, 2018)
•	Implemented over $30 million in annualized expense reductions to benefit 2019 operating margins
•	Closed a $30 million incremental term loan with existing lenders to provide additional liquidity

“The last several months of 2018 saw a census decline that was more significant than we originally anticipated, with an initial 30% drop in call volume resulting in a sharp decrease in admissions in the second half of 2018 which resulted in a corresponding decrease in revenue,” said Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings, Inc. “However, admissions have begun to improve in early 2019, with average admissions per day up by more than 25% for March 2019 compared to December 2018. The initiatives in sales and marketing we launched last year and continue to implement into 2019 are showing results and we continue to enhance our online outreach resources to better help those who need our help.”

“We also acted quickly to improve liquidity and reduce operating expenses. We recently announced the closing of a $30 million incremental term loan that provides us with additional liquidity moving into 2019. We have also commenced a process to explore ways to generate additional value from our attractive treatment center real estate portfolio in order to improve our balance sheet. Finally, we continue to be focused on cost reduction initiatives. The expense savings initiatives implemented in late 2018 and in the first quarter of 2019, are expected to total over $30 million in annualized savings.”

“Despite the challenges we faced last year, we’ve started this year with positive momentum and I’m confident that we will see continued improvement throughout 2019. We believe we have the right things to help us get there – significant cost savings initiatives, options with our real estate portfolio, new processes in place within our sales and marketing team, and most of all our continued commitment to excellent clinical care.”

Evaluation of Strategic Alternatives in AAC’s Real Estate Portfolio

The Company has commenced a process to explore strategic alternatives to generate additional value from its real estate portfolio consisting of treatment centers located across the United States. Management’s goal is to leverage the portfolio to create additional liquidity, lower its cost of capital and enhance shareholder value. Real estate strategic alternatives could include further sale leasebacks of individual facilities or larger portions of the Company’s real estate portfolio.

Cost Savings Initiatives

The Company enacted a series of cost savings initiatives during the fourth quarter for 2018 and into the first quarter of 2019 which are expected to result in over $30 million of annualized cost savings. These initiatives have included reductions in the Company’s corporate expenses, consolidation of its Las Vegas market, consolidation of the its southern California market, the sale of the Company’s New Orleans operations, and the consolidation of its lab operations.

Incremental Term Loan and Amendment of Existing Credit Facility

In March 2019, the Company closed a $30 million incremental term loan with its existing lenders. In addition, the Company amended its existing secured credit facility to, among other items, provide increased flexibility with respect to certain financial covenants.

Restatement

On March 29, 2019, the Company, the Audit Committee of the Company’s Board of Directors and executive management, in consultation with the Company’s independent registered public accounting firm, BDO USA, LLP (“BDO”), determined that adjustments to certain of its previously issued annual and interim financial statements were necessary, and that those annual and interim financial statements could no longer be relied upon. The adjustments related to estimates of accounts receivable, provision for doubtful accounts and revenue for the relevant periods described below, as well as the related income tax effects. Certain other immaterial reclassifications within the financial statements are also reflected in the adjustments. The restatements do not implicate misconduct with respect to the Company, its management or its employees.

The Company’s previously issued annual financial statements are included in the Company’s Annual Report on Form 10-K for the years ended December 31, 2017 and 2016 and the unaudited financial statements and included in the Company’s quarterly reports on Form 10-Q for the quarters ended September 30, 2018 and 2017, June 30, 2018 and 2017, and March 31, 2018 and 2017, have been restated in the Company’s 2018 Annual Report on Form 10-K for the year ended December 31, 2018 to properly reflect these corrections.

The adjustments do not relate to the change in estimate that the Company made during the three months ended September 30, 2018 and effective as of July 1, 2018, regarding its estimate of the collectability of accounts receivable, specifically relating to accounts where the Company has received a partial payment from a commercial insurance company, and the Company continues to pursue additional collections for the balance that it estimates remains outstanding or “partial payment accounts receivable”.

All comparisons to prior period results contained in this release are presented on an as restated basis.

Adoption of New Revenue Recognition Standard

In May 2014, the FASB issued Accounting Standards Codification Topic 606, “Revenue from Contracts with Customers” (ASC Topic 606), a replacement of Revenue Recognition ASC Topic 605. The Company adopted ASC Topic 606 on January 1, 2018 using the modified retrospective approach. Under ASC Topic 606, the provision for doubtful accounts, which historically was reported as an operating expense, is now reported as a direct reduction to revenue effective January 1, 2018. This change in presentation reduced revenues and operating expenses by the same amount and did not have an effect on net income or earnings per share. As the Company adopted ASC Topic 606 using the modified retrospective approach, prior year periods were not recast and as such, revenues as reported for those periods are not comparable to the current year presentation. For purposes of this release, the Company has applied its adoption of ASC Topic 606 to the prior year period. The Company believes this allows for an accurate comparison of prior period revenue. Where the Company has used language such as “less the provision for doubtful accounts” or “on a comparable accounting basis,” this indicates a comparison of periods that reflects the Company’s adoption of ASC Topic 606.

AdCare Acquisition

On March 1, 2018, AAC acquired AdCare, Inc. and its subsidiaries (“AdCare”). AdCare offers treatment for drug and alcohol addiction and includes, among other things, a 114-bed hospital and 5 outpatient centers in Massachusetts, as well as a 59-bed residential inpatient treatment center and 2 outpatient centers in Rhode Island. AdCare was purchased for total consideration of $85.0 million, subject to adjustments.

Fourth Quarter 2018 Financial Results

AAC breaks down its revenues between client related revenue and non-client related revenue. Client related revenue includes: (1) inpatient treatment facility services and related professional services; (2) outpatient facility services, related professional services and sober living services; and (3) client related diagnostic services, which includes point of care drug testing and client related diagnostic laboratory services. Non-client related revenue includes marketing and diagnostic services provided to third parties as well as addiction services provided to individuals in the criminal justice system.

Total revenue on a comparable accounting basis (i.e., less the provision for doubtful accounts) decreased 26.6% to $57.4 million compared with $78.3 million in the same period in the prior year. Total revenue on an as reported decreased 33.3%, to $57.4 million compared with $86.1 million in the same period in the prior year.

	2018	2017 (Comparable Basis)	Increase (Decrease)	% Change
Inpatient treatment facility services	$47,132	$66,822	$(19,690)	(29.5)
Outpatient facility and sober living services	5,631	8,654	(3,023)	(34.9)
Client related diagnostic services	2,405	340	2,065	607.4
Total client related revenue	55,168	75,816	(20,648)	(27.2)
Non-client related revenue	2,280	2,457	(177)	(7.2)
Total client related revenue	$57,448	$78,273	$(20,825)	(26.6)

Inpatient treatment facility revenue, on a comparable accounting basis, decreased 29.5% to $47.1 million compared with $66.8 million in the same period in the prior year. ADR decreased 31.1% to $688 compared with $999 in the same period in the prior year.

Outpatient and sober living facility revenue, on a comparable accounting basis, decreased 34.9% to $5.6 million compared with $8.7 million in the same period in the prior year. Average revenue per outpatient visit (ARV) decreased 69.6% to $127 compared with $418 in the same period in the prior year.

Client related diagnostic services revenue, on a comparable accounting basis, increased 607.4% to $2.4 million compared with $0.3 million in the same period in the prior year.

Non-client related revenue, on a comparable accounting basis, decreased 7.2% to $2.3 million compared with $2.5 million in the same period in the prior year.

Net loss attributable to AAC Holdings, Inc. common stockholders was $36.7 million, or $(1.52) per diluted common share, compared with $16.1 million, or $(0.69) per diluted common share, in the prior-year period.

Adjusted EBITDA decreased to $(12.4) million compared with $18.3 million for the same period in the prior year. Adjusted net loss attributable to AAC Holdings, Inc. common stockholders decreased to $20.7 million, or $(0.85) per diluted common share, compared with adjusted net income of $9.4 million, or $0.40 per diluted common share, for the same period in the prior year. Adjusted EBITDA, adjusted net income attributable to AAC Holdings, Inc. common stockholders and adjusted earnings per diluted common share are non-GAAP financial measures. Tables reconciling these non-GAAP measures to the most directly comparable GAAP measures are included at the end of this release.

Full Year 2018 Financial Results

Total revenue on a comparable accounting basis (i.e., less the provision for doubtful accounts) increased 1.4% to $295.8 million compared with $291.7 million in the same period in the prior year. Total revenue as reported decreased 6.9% to $295.8 million compared with $317.6 million in the prior year.

	2018	2017 (Comparable Basis)	Increase (Decrease)	% Change
	Amount	Amount	Amount	%
Inpatient treatment facility services	$235,513	$230,461	$5,052	2.2
Outpatient facility and sober living services	34,405	28,710	5,695	19.8
Client related diagnostic services	14,607	23,435	(8,828)	(37.7)
Total client related revenue	284,525	282,606	1,919	0.7
Non-client related revenue	11,238	9,103	2,135	23.5
Total client related revenue	$295,763	$291,709	$4,054	1.4

Inpatient treatment facility revenue, on a comparable accounting basis, increased 2.2% to $235.5 million compared with $230.5 million in the same period in the prior year. ADR decreased 2.2% to $800 compared with $818 in the same period in the prior year.

Outpatient and sober living facility revenue, on a comparable accounting basis, increased 19.8% to $34.4 million compared with $28.7 million in the same period in the prior year. ARV decreased 50.9% to $198 compared with $403 in the same period in the prior year.

Client related diagnostic services revenue, on a comparable accounting basis, decreased 37.7% to $14.6 million compared with $23.4 million in the same period in the prior year.

Non-client related revenue, on a comparable accounting basis, increased 23.5% to $11.2 million compared with $9.1 million in the same period in the prior year.

Net loss attributable to AAC Holdings, Inc. common stockholders was $59.4 million, or $(2.47) per diluted common share, compared with $12.9 million, or $(0.55) per diluted common share, in the prior-year period.

Adjusted EBITDA decreased 65.1% to $23.7 million compared with $67.9 million for the same period in the prior year. Adjusted net loss attributable to AAC Holdings, Inc. common stockholders decreased to $25.6 million, or $(1.06) per diluted common share, compared with adjusted net income of $27.0 million, or $1.16 per diluted common share, for the same period in the prior year. Adjusted EBITDA, adjusted net income attributable to AAC Holdings, Inc. common stockholders and adjusted earnings per diluted common share are non-GAAP financial measures. Tables reconciling these non-GAAP measures to the most directly comparable GAAP measures are included at the end of this release.

Balance Sheet and Cash Flows

As of December 31, 2018, AAC Holdings’ balance sheet reflected cash and cash equivalents of $5.4 million, net property and equipment of $166.9 million and total debt of $319.2 million (current and long-term portions). In March 2019, we closed on a $30 million incremental term loan that provides the company with additional liquidity moving into 2019.

Cash flows used in operations totaled $9.1 million and maintenance capital expenditures totaled $0.6 million for the fourth quarter of 2018.

2019 Outlook

AAC announces its guidance for the full year 2019 as follows:

Full Year 2019 Guidance
(in millions, except share data)
Total Revenues	$290 - $310
Inpatient treatment facility revenue	$240 - $245
Outpatient and sober living facility revenue	$30 - $35
Client related diagnostic services revenue	$10 - $15
Non-client related revenue	$10 - $15

Adjusted EBITDA	$45 - $55
Adjusted Earnings per Diluted Common Share	$(0.30) - $(0.20)

The Company expects diluted weighted-average common shares outstanding of approximately 25.0 million for the year.

The outlook above does not include the impact of any future acquisitions, transaction-related costs, litigation settlement or expenses related to legal defenses.

With respect to the “2019 Outlook” above, reconciliation of adjusted EBITDA and adjusted earnings per diluted common share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including de novo start-up and other expense and acquisition-related expenses. We expect these adjustments may have a potentially significant impact on future GAAP financial results.

Earnings Conference Call

The Company will host a conference call and live audio webcast on Tuesday, April 16, 2019, at 9:00 a.m. CT to further discuss these results. The number to call for this interactive teleconference is 1-877-224-7960. A replay of the conference call will be available through April 30, 2019, by dialing 877-344-7529 and entering the replay access code, 10128808.

The live audio webcast of the Company's quarterly conference call will also be available online in the Investor Relations section of the Company's website at ir.americanaddictioncenters.org.

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About American Addiction Centers

American Addiction Centers is a leading provider of inpatient and outpatient substance abuse treatment services. We treat clients who are struggling with drug addiction, alcohol addiction and co-occurring mental/behavioral health issues. We currently operate substance abuse treatment facilities located throughout the United States. These facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.org or follow us on Twitter.

Forward Looking Statements

This Annual Report on Form 10-K contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this Annual Report. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenue, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) our inability to effectively operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors for inpatient and outpatient services and point-of-care and definitive lab testing; (iv) our failure to successfully achieve growth through acquisitions and de novo projects; (v) risks associated with estimates of the value of accounts receivable or deterioration in collectability of accounts receivable; (vi) a failure to achieve anticipated financial results from contemplated and prior acquisitions; (vii) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of an acquisition; (viii) our failure to achieve anticipated financial results from contemplated and prior acquisitions; (ix) a disruption in our ability to perform diagnostic laboratory services; (x) maintaining compliance with applicable regulatory authorities, licensure and permits to operate our facilities and laboratories; (xi) a disruption in our business and reputational and economic risks associated with the civil securities claims brought by shareholders or claims by various parties; (xii) inability to meet the covenants in our loan documents or lack of borrowing capacity; and (xiii) general economic conditions, as well as other risks discussed in the “Risk Factors” section of our Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure that the forward-looking statements in our annual report will prove to be accurate. Investors should not place undue reliance upon forward-looking statements.

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(Dollars in thousands, except share data)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Revenues
Client related revenue	$55,168	$83,679	$284,525	$308,538
Non-client related revenue	2,280	2,457	11,238	9,103
Total revenues	57,448	86,136	295,763	317,641

Operating expenses
Salaries, wages and benefits	43,007	38,401	174,772	146,390
Client related services	8,013	7,409	32,747	27,031
Provision for doubtful accounts	—	7,862	366	25,932
Advertising and marketing	5,524	2,200	13,744	12,315
Professional fees	5,597	3,316	19,894	12,638
Other operating expenses	12,101	11,015	47,716	36,309
Rentals and leases	2,928	1,675	10,367	7,514
Litigation settlement	8,001	23,607	11,136	23,607
Depreciation and amortization	5,040	5,759	21,986	21,504
Acquisition-related expenses	(19)	567	573	1,162
Total operating expenses	90,192	101,811	333,301	314,402
Loss from operations	(32,744)	(15,675)	(37,538)	3,239
Interest expense, net	8,880	5,739	32,220	16,811
Gain on contingent consideration	(1,272)	—	(501)	—
Loss on extinguishment of debt	—	—	—	5,435
Other expense, net	(178)	39	465	116
Loss before income tax benefit	(40,174)	(21,453)	(69,722)	(19,123)
Income tax benefit	(1,729)	(3,965)	(3,004)	(1,742)
Net loss	(38,445)	(17,488)	(66,718)	(17,381)
Less: net loss attributable to noncontrolling interest	1,768	1,359	7,314	4,508
Net loss attributable to AAC Holdings, Inc. common stockholders	$(36,677)	$(16,129)	$(59,404)	$(12,873)

Basic loss per common share	$(1.51)	$(0.69)	$(2.47)	$(0.55)
Diluted loss per common share	$(1.51)	$(0.69)	$(2.47)	$(0.55)
Weighted-average common shares outstanding:
Basic	24,242,663	23,396,502	24,090,639	23,277,444
Diluted	24,242,663	23,396,502	24,090,639	23,277,444

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	December 31,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$5,409	$13,818
Accounts receivable, net of allowances	47,860	63,746
Prepaid expenses and other current assets	10,695	4,022
Total current assets	63,964	81,586
Property and equipment, net	166,921	152,548
Goodwill	198,952	134,396
Intangible assets, net	12,063	8,829
Deferred tax assets, net	-	1,650
Other assets	10,377	12,556
Total assets	$452,277	$391,565

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$13,507	$4,579
Accrued and other current liabilities	30,544	27,661
Accrued litigation	8,000	23,607
Current portion of long-term debt	309,394	4,722
Total current liabilities	361,445	60,569
Deferred tax liabilities, net	1,227	-
Long-term debt, net of current portion and debt issuance costs	9,764	196,451
Financing lease obligation, net of current portion	24,421	24,541
Other long-term liabilities	13,147	10,546
Total liabilities	410,004	292,107

Stockholders’ equity	64,413	114,284
Noncontrolling interest	(22,140)	(14,826)
Total stockholders’ equity including noncontrolling interest	42,273	99,458
Total liabilities and stockholders’ equity	$452,277	$391,565

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Years Ended December 31,
	2018	2017
Cash flows (used in) provided by operating activities:
Net loss	$(66,718)	$(17,381)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Provision for doubtful accounts	366	25,932
Depreciation and amortization	21,986	21,504
Equity compensation	3,877	7,513
Loss on extinguishment of debt	1,007	55
Loss on impairment of goodwill	—	5,435
Loss on disposal of property and equipment	(501)	—
Amortization of debt issuance costs	2,797	1,564
Deferred income taxes	2,878	(4,136)
Changes in operating assets and liabilities:
Accounts receivable	19,876	(43,676)
Prepaid expenses and other assets	(5,578)	(6,725)
Accounts payable	5,737	(4,576)
Accrued and other current liabilities	1,780	4,685
Accrued litigation	(15,607)	22,645
Other long-term liabilities	(754)	6,453
Net cash (used in) provided by operating activities	(28,854)	19,292
Cash flows used in investing activities:
Purchase of property and equipment	(18,949)	(33,041)
Acquisition of subsidiaries	(65,827)	—
Change in funds held on acquisition	—	(1,000)
Net cash used in investing activities	(84,776)	(34,041)
Cash flows provided by financing activities:
Payments on 2015 Credit Facility and Deerfield Facility	—	(211,094)
Proceeds from 2015 Credit Facility and Deerfield Facility, net of deferred financing costs	—	18,000
Payments on 2017 Credit Facility	(6,896)	(17,126)
Proceeds from 2017 Credit Facility, net of deferred financing costs	114,286	211,073
Proceeds from financing lease obligation, net of deferred financing costs	—	24,621
Payments on capital leases and other	(798)	(791)
Payments on AdCare Note	(750)	—
Change in funds held on acquisition	—	1,000
Payment of employee taxes for net share settlement	(621)	(1,080)
Net cash provided by financing activities	105,221	24,603
Net change in cash and cash equivalents	(8,409)	9,854
Cash and cash equivalents, beginning of period	13,818	3,964
Cash and cash equivalents, end of period	$5,409	$13,818

AAC HOLDINGS, INC.
OPERATING METRICS
Unaudited

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Operating Metrics:
New admissions[1]	4,184	3,018	18,099	12,299
Average daily inpatient census[2]	745	737	807	775
Average daily sober living census[3]	257	258	273	197
Total average daily census	1,002	995	1,080	972
Average episode length (days)[4]	22	28	22	28
Average daily inpatient revenue[5]	$688	$999	$800	$818
Revenue per admission[6]	$13,185	$27,727	$15,720	$25,086
Outpatient visits[7]	44,165	21,651	174,123	72,155
Revenue per outpatient visit[8]	$127	$418	$198	$403
Client related diagnostic services[9]	5%	4%	5%	11%
Inpatient bed count at end of period[10]	1,080	939	1,080	939
Effective inpatient bed count at end of period[11]	1,076	939	1,076	939
Average effective inpatient bed utilization[12]	69%	78%	73%	78%
Days sales outstanding[13]	77	68	59	73

1  Represents total client admissions at our inpatient facilities for the periods presented.

2  Represents average daily client census at all of our inpatient facilities.

3  Represents average daily client census at our sober living facilities.

4  Average episode length is the consecutive number of days from admission to discharge that a client stays at an AAC inpatient facility and, when applicable, an AAC sober living facility.

5  Average daily inpatient revenue is calculated as total revenues from all of our inpatient facilities less provision for doubtful accounts during the period, divided by the product of the number of days in the period multiplied by average daily inpatient census.

6  Revenue per admission is calculated by dividing total client related revenue, after the provision for doubtful accounts, by new admissions.

7  Represents the total number of outpatient visits at our standalone outpatient centers during the periods presented.

8  Revenue per outpatient visit is calculated as total revenues from all of our standalone outpatient facilities, after the provision for doubtful accounts, divided by the number of outpatient visits during the period.

9  Client related diagnostic services revenue, as a percentage of client related revenue, includes point-of-care and client related diagnostic laboratory services.

10  Inpatient bed count at end of period includes all beds at inpatient facilities.

11  Effective bed count at end of period represents the number of beds for which our facilities are staffed based on planned census.

12  Average effective inpatient bed utilization represents average daily inpatient census divided by the average effective inpatient bed count during the applicable period.

13 Days sales outstanding is calculated as accounts receivable, net of allowance for doubtful accounts, at the end of the period divided by revenues per day. Revenues per day is calculated by dividing revenues for the period by the number of days in the period.

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands)
Reconciliation of Adjusted EBITDA to Net Loss (Income) Attributable to AAC Holdings, Inc. Common Stockholders

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Net (loss) income attributable to AAC Holdings, Inc. common stockholders	$(36,677)	$(16,129)	$(59,404)	$(12,873)
Non-GAAP Adjustments[1]:
Interest expense	8,880	5,739	32,220	16,811
Depreciation and amortization	5,040	5,759	21,986	21,504
Income tax benefit	(1,729)	(3,965)	(3,004)	(1,742)
Net loss attributable to noncontrolling interest	(1,768)	(1,359)	(7,314)	(4,508)
Stock-based compensation	773	1,465	3,877	7,513
Litigation settlement, regulatory and California matter related expense	8,611	24,028	15,531	25,031
Acquisition-related expense	(19)	567	573	1,162
Gain on contingent consideration	(1,272)	—	(501)	—
De novo start-up and other expense	58	243	1,213	5,109
Recruitment and retention expense	162	—	1,467	—
Employee severance expense	1,235	1,662	2,889	3,447
Loss on extinguishment of debt	—	—	—	5,435
Change in accounting estimate[2]	—	—	6,000	—
Facility closure operating losses and expense	4,343	266	8,148	972
Adjusted EBITDA	$(12,363)	$18,276	$23,681	$67,861

1 Adjusted EBITDA, adjusted net (loss) income attributable to AAC Holdings, Inc. common stockholders and adjusted diluted earnings per common share (herein collectively referred to as "Non-GAAP Disclosures") are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the U.S. Securities and Exchange Commission, each of which are defined below. Management has chosen to present these Non‐GAAP Disclosures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of certain items that we do not consider indicative of our ongoing core operating performance or are non-cash items. Certain of these items may recur in the future. Management believes the Non-GAAP Disclosures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. We believe the Non-GAAP Disclosures also enhance investors’ ability to compare period-to-period financial results. The Non-GAAP Disclosures should not be considered as measures of financial performance under U.S. generally accepted accounting principles ("GAAP"). The items excluded from the Non-GAAP Disclosures are significant components in understanding and assessing our financial performance and should not be considered as an alternative to net income or other financial statement items presented in the condensed consolidated financial statements. Because the Non-GAAP Disclosures are not measures determined in accordance with GAAP, the Non-GAAP Disclosures may not be comparable to other similarly titled measures of other companies.

Management defines adjusted EBITDA as net (loss) income attributable to AAC Holdings, Inc. common stockholders adjusted for interest expense, impairment of goodwill, depreciation and amortization expense, income tax benefit, net loss attributable to noncontrolling interest, stock-based compensation and related tax reimbursements, litigation settlement, certain regulatory and California matter related expenses, acquisition-related expense related to the AdCare acquisition (which includes professional services for accounting, legal, valuation services and licensing expenses), de novo start-up and other expenses, recruitment and retention expense, employee severance expense, change in accounting estimate relating to partial payments accounts receivable and facility closure operating losses and expense.

2 Management has further adjusted for the change in accounting estimate in order to enhance investors’ ability to compare period-to-period financial results. Although the adjustment includes revenue from partial payment accounts receivable that the Company no longer expects to realize based on the change in estimate, management believes that this adjustment provides additional meaningful financial information that should be considered when comparing our financial results for the year ended December 31, 2018 versus the year ended December 31, 2017 because our results for the comparable periods in 2017 do not reflect the refinement of our procedures to more precisely estimate the collectability of partial payment accounts receivable.

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands, except share data)
Reconciliation of Adjusted Net (Loss) Income Attributable to AAC Holdings, Inc. Common Stockholders to Net (Loss) Income Attributable to AAC Holdings, Inc. Common Stockholders

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Net (loss) income attributable to AAC Holdings, Inc. common stockholders	$(36,677)	$(16,129)	$(59,404)	$(12,873)
Non-GAAP Adjustments:
Litigation settlement, regulatory and California matter related expense	8,611	24,028	15,531	25,031
Acquisition-related expense	(19)	567	573	1,162
Gain on contingent consideration	(1,272)	-	(501)	-
De novo start-up and other expense	58	243	1,213	5,109
Recruitment and retention expense	162	—	1,467	—
Employee severance expense	1,235	1,662	2,889	3,447
Loss on extinguishment of debt	—	—	—	5,435
Change in accounting estimate	—	—	6,000	—
Facility closure operating losses and expense	4,343	266	8,148	972
Income tax effect of non-GAAP adjustments	2,835	(1,248)	(1,522)	(1,248)
Adjusted net (loss) income attributable to AAC Holdings, Inc. common stockholders	$(20,724)	$9,389	$(25,606)	$27,035
Weighted-average common shares outstanding - diluted	24,242,663	23,396,502	24,090,639	23,277,444
GAAP diluted (loss) income per common share	$(1.51)	$(0.80)	$(2.47)	$(0.88)
Adjusted (loss) earnings per diluted common share	$(0.85)	$0.40	$(1.06)	$1.16

Management defines adjusted net (loss) income attributable to AAC Holdings, Inc. common stockholders as net (loss) income attributable to AAC Holdings, Inc. common stockholders adjusted for impairment of goodwill, litigation settlement, certain regulatory and California matter related expenses, acquisition-related expense (which includes professional services for accounting, legal, valuation services and licensing expenses), de novo start-up and other expenses, recruitment and retention expense, employee severance expense, change in accounting estimate, facility closure operating losses and expense and the income tax effect of the non-GAAP adjustments at the then applicable effective tax rate.

Adjusted diluted earnings per common share represents diluted earnings per common share calculated using adjusted net income attributable to AAC Holdings, Inc. common stockholders as opposed to net income attributable to AAC Holdings, Inc. common stockholders.

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands)
Reconciliation of Total Revenues for Adoption of ASC Topic 606

	Three Months Ended December 31, 2017
	GAAP		Non-GAAP
	As Reported	Adjustment for Adoption of ASC Topic 606	Comparable Basis
Inpatient treatment facility services	$71,490	$4,668	$66,822
Outpatient facility and sober living services	9,042	388	8,654
Client related diagnostic services	3,147	2,806	341
Total client related revenue	83,679	7,862	75,817
Non-client related revenue	2,457	—	2,457
Total revenues	$86,136	$7,862	$78,274

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands)
Reconciliation of Total Revenues for Adoption of ASC Topic 606

	Year Ended December 31, 2017
	GAAP		Non-GAAP
	As Reported	Adjustment for Adoption of ASC Topic 606	Comparable Basis
Inpatient treatment facility services	$246,976	$16,515	$230,461
Outpatient facility and sober living services	29,080	370	28,710
Client related diagnostic services	32,482	9,047	23,435
Total client related revenue	308,538	25,932	282,606
Non-client related revenue	9,103	—	9,103
Total revenues	$317,641	$25,932	$291,709

The tables above present a reconciliation of total revenues after giving effect to the adoption of ASC Topic 606 to total revenues, as reported, for the year ended December 31, 2017. See “Adoption of New Revenue Recognition Standard” above. Total revenues after giving effect to the adoption of ASC Topic 606 for the periods presented is a non-GAAP financial metric. Management has chosen to present this non-GAAP financial metric as it believes it enhances investors’ ability to compare period-to-period financial results.